Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of Palmer Square Capital BDC Inc. of our report dated March 10, 2023 relating to the financial statements of Palmer Square Capital BDC Inc., which appears in this Registration Statement. We also consent to the use of our report dated

March 10, 2023 relating to the senior securities table, which appears in this Registration Statement. We also consent to the reference to us under the headings “Experts” and “Senior Securities” in such Registration Statement.

Kansas City, Missouri

November 17, 2023

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